                                 APPRAISAL REPORT OF THE
                                HICKORY RIDGE APARTMENTS

                            Located at 6101 Hickory Ridge Trail
                   Shelby County, (unincorporated Memphis), Tennessee

Submitted To:                     Mr. Jim Duey
                                  Financial Analyst
                                  Insignia Financial Group Corporation
                                  One Insignia Financial Plaza
                                  P.O. Box 1089
                                  Greenville, South Carolina 29602

Effective Date of Appraisal:      January 23, 1998

Date of Report:                   January 31, 1998

Prepared By:                      KOEPPEL TENER REAL ESTATE
                                   SERVICES, INC.
                                  5477 Glen Lakes Drive, Suite 202
                                  Dallas, Texas 75231
                                  Tax I.D. #13-3489544

Mr. Jim Duey                                                 January 31, 1998
Financial Analyst
Insignia Financial Group Corporation
One Insignia Financial Plaza
P.O. Box 1089
Greenville, South Carolina 29602

Reference:   Appraisal report of Hickory Ridge Apartments located at 6101
             Hickory Ridge Trail, Shelby County (unincorporated Memphis),
             Tennessee

Dear Mr. Duey:

In compliance with your request, we have inspected and appraised the above captioned property as of January 23, 1998. This appraisal and final estimate of value have been based upon a careful and personal inspection of the property and upon research into various factors that influence value.

Briefly described, the subject property consists of approximately 36.37 acres of land zoned R-ML, multifamily district. The site is improved with 56 garden style apartment buildings containing 378 apartment units. The structural improvements which were constructed in 1975, contain 358,392 net rentable square feet. Additional improvements include a management office/clubhouse, two swimming pools, four tennis courts, a stocked lake with a small pier, fitness room, asphalt paved surface parking, concrete walkways and landscaping.

The purpose of this report is to estimate the market value of the fee simple estate of the subject property. The results of our analysis are contained within the attached Summary Appraisal Report which has been prepared in compliance with the reporting requirements set forth under Standards Rule 2-(2b) of the Uniform Standards of Professional Appraisal Practice (USPAP). This report presents summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion of value.

This Summary Appraisal Report updates a fully documented self-contained appraisal report previously prepared on the subject property by this firm. The aforementioned appraisal report is dated November 30, 1995 and has an effective date of value of November 16, 1995 (referred to hereafter as the "November 1995 Report"). Said appraisal was updated by this firm last year

Insignia Financial Group, Inc.                                 January 31, 1998
Mr. Duey                                                                 Page 2


the results of which are contained in Summary Appraisal Report dated
December 23, 1996. Detailed information not contained within this report may be available within the aforementioned appraisals or has been retained within the appraisers' file.

The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Attached is our Summary Appraisal Report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of January 23, 1998 is:

                   TWELVE MILLION SEVEN HUNDRED THOUSAND DOLLARS
                                  ($12,700,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusion.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

    /s/ Steven J. Goldberg, MAI                 /s/ Jackson L. Aills
By: Steven J. Goldberg, MAI                 By: Jackson L. Aills
    Senior Vice President                       Senior Appraiser

                             SUMMARY APPRAISAL REPORT
                            GOVERNOR'S PARK APARTMENTS

                          Located at 700 East Drake Road
                       City of Fort Collins, Larimer County,
                                     Colorado

Mr. Jim Duey                                                 January 30, 1998
Financial Analyst
Insignia Financial Group, Inc.
One Shelter Place
P.O. Box 1089
Greenville, South Carolina 29602

Reference: Governor's Park Apartments
           700 East Drake Road
           City of Fort Collins, Larimer County, Colorado

Dear Mr. Duey:

In compliance with your request, we have inspected and appraised the above captioned property as of December 22, 1997. This appraisal and final estimate of value have been based upon a careful and personal inspection of the property and upon research into various factors that influence value.

Briefly described, the subject consists of approximately 10.903 acres of land improved with 17 garden style apartment buildings containing 188 units. The structural improvements, constructed in 1982-1984, contain 166,280 net rentable square feet. Additional improvement include an 824 square foot bathhouse, one swimming pool, one tennis court, asphalt paved surface parking, and landscaping.

The purpose of this report is to estimate the market value of the fee simple estate of the subject property. The results of our analysis are contained within the attached Summary Appraisal Report which has been prepared in compliance with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP). This report presents summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion of value. This Summary Appraisal Report updates a fully documented Self-contained Appraisal Report previously prepared on the subject property by this firm. The aforementioned appraisal report is dated November 28, 1995 and has an effective date of value of September 5, 1995 (referred to hereafter as the "November 28 Report"). Detailed information not contained within this report may be available within the aforementioned appraisal or has been retained within the appraisers' file. Furthermore, the aforementioned report was updated last year by this firm in a report dated October 15, 1996.

Mr. Jim Duey                                                   January 30, 1998
Insignia Financial Group, Inc.                                           Page 2


The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Attached is our summary appraisal report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of December 22, 1997 is:

                       NINE MILLION SIX HUNDRED THOUSAND DOLLARS
                                      ($9,600,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusion.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

    /s/ Steven J. Goldberg                             /s/ John M. Hayden
By: Steven J. Goldberg                                 By: John M. Hayden
    Senior Vice President                                  Senior Appraiser